                                                                   EXHIBIT 3(ii)

                             AMENDED AND RESTATED

                                    BY-LAWS

                                      OF

                           FORSTMANN & COMPANY, INC.

                                   ARTICLE I

                                    OFFICES

     The corporation shall at all times maintain a registered office in the State of Georgia and a registered agent at that address but may have other offices located within or outside the State of Georgia as the Board of Directors may determine.


                                  ARTICLE II

                            SHAREHOLDERS' MEETINGS

     2.1.  Annual Meeting.  A meeting of shareholders of the corporation shall
           --------------
be held annually. The annual meeting shall be held at such time and place and on such date as the Directors shall determine from time to time and as shall be specified in the notice of such meeting.

          2.2.  Special Meetings.  Special meetings of the shareholders may be
                ----------------
called at any time by the Chairman of the Board of Directors or any holder or holders of at least twenty-five percent (25%) of the outstanding capital stock of the corporation. Special meetings shall be held at such time and place and on such date as shall be specified in the notice of the meeting.

     2.3.  Place.  Annual or special meetings of shareholders may be held within
           -----
or without the State of Georgia.

     2.4.  Notice.  Notice of annual or special shareholders meetings stating
           ------
place, day and hour of the meeting shall be given in writing not less than ten nor more than fifty days before the date of the meeting, either mailed to the last known address or personally given to each shareholder. Notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. The notice of any meeting at which amendments to or restatements of the articles of incorporation, Merger or consolidation of the corporation, or the disposition of corporate assets requiring shareholder approval are to be considered shall state such purpose, and further comply with all requirements of law. Notice of a meeting may be waived by an instrument in writing executed before or after the meeting. The waiver need not specify the purpose of the meeting or the business transacted, unless one of the purposes of the meeting concerns a plan of merger or consolidation, in which event the waiver shall comply with the further requirements of law concerning such waivers. Attendance at such meeting in person or by proxy shall constitute a waiver of notice thereof.

     2.5.  Quorum.  At all meetings of shareholders a majority of the
           ------
outstanding shares of the voting stock shall constitute a quorum for the transaction of business, and no resolution or business shall be transacted without the favorable vote of the holders of a majority of the shares represented at the meeting and entitled to vote. A lesser number may adjourn from day to day, and shall announce the time and place to which the meeting is adjourned.

     2.6.  Proxies.  At every meeting of the shareholders, including meetings of
           -------
shareholders for the election of Directors, any shareholder having the right to vote shall be entitled to vote in person or by proxy, but no proxy shall be voted after eleven months from its date, unless said proxy provides for a longer period.

     2.7.  Required Vote.  Each shareholder shall have one vote for each share
           -------------
of stock having voting power, registered in his name on the books of the corporation. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, except as otherwise provided by law, by the articles of incorporation or by these By-Laws.

     2.8.  Presiding Officer.  At every meeting of the shareholders the Chairman
           -----------------
of the Board, or in his absence or if there be none, the President, or in his absence a Vice President, or, if none be present, the appointee of the meeting, shall preside.

     2.9.  Secretary.  At every meeting.of the shareholders, the Secretary, or
           ---------
in his absence an Assistant Secretary, or if none be present, the appointee of the presiding officer of the meeting, shall act as secretary of the meeting.

     2.10.  Shareholder List.  To the extent required by law, the officer or
            ----------------
agent having charge of the stock transfer books of the corporation shall produce for inspection of any shareholder at every meeting of the shareholders, a complete alphabetical list of shareholders entitled to vote at that meeting, showing the address and share holdings of each shareholder. If the record of shareholders readily shows such information, it may be produced in lieu of such a list.

     2.11.  Action in Lieu of Meeting.  Any action to be taken at a meeting of
            -------------------------
the shareholders of the corporation, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing setting forth the action so taken shall be signed by holders of all of the shares entitled to vote with respect to the subject matter thereof and any further requirements of law pertaining to such consent have been satisfied.


                                  ARTICLE III

                                   DIRECTORS

     3.1.  Management. Subject to these By-Laws, or any lawful agreement among
           ----------
the shareholders, the full and entire management of the affairs and business of the corporation shall be vested in the Board of Directors, which shall have and may exercise all of the powers that may be exercised or performed by the corporation.

     3.2.  Number of Directors.  The Board of Directors shall consist of five
           -------------------
(5) members.

     3.3.  Election of Directors.  Directors shall be elected at each annual
           ---------------------
meeting of the shareholders and shall serve for a term of one year and until their successors are elected. Each Director shall hold office until the next succeeding annual meeting of the shareholders and until his successor has been elected and qualified, or until his earlier resignation, removal or death. The corporation shall at all times have at least two Directors (the "Independent Directors") who are neither officers nor employees of the corporation or any of its Affiliates. Prior to each annual meeting of shareholders, the Board of Directors shall nominate five persons for election as Directors, provided that not less than two of such nominees (i) would qualify as Independent Directors and (ii) are chosen from a list of persons designated in writing by holders of a majority of the aggregate principal amount of the 14-3/4% Senior Subordinated Notes due April 15, 1999 (the "Notes") and the Amended Senior Subordinated Notes due April 15, 1999 (the "Amended Notes") issued and outstanding pursuant to the Amended and Restated Indenture (the "Indenture") by and between the corporation and First Trust National Association, as trustee, as the same may be amended or supplemented from time to time. For purposes of this Article III, Affiliate means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the corporation.

     3.4.   Vacancies. Except as provided in this Section 3.4, any vacancy
            ---------
occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled or if no Director remains, by the shareholders of the Company. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board of Directors, but only for a term of office continuing until the next election of Directors by the shareholders and until the election and qualification of the successor. Notwithstanding the foregoing, a vacancy occurring in the Board of Directors which causes the Board of to have less than two Independent Directors may only be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors, or by the sole remaining Director, as the case may be, or, if the vacancy is not so filled or if no Director remains, by the shareholders of the Company; provided, however, that the nominee to fill the vacancy (i) would
         -----------------
qualify as an Independent Director and (ii) be chosen from a list of persons designated in writing by the remaining Independent Director or if there is no remaining Independent Director by holders of a majority of the aggregate principal amount of the Notes and the Amended Notes issued and outstanding pursuant to the Indenture.

     3.5.  Meetings.
           --------

     (a) Meetings of the Board of Directors may be held at any place, within or without the State of Georgia.

     (b) The Directors shall meet annually, without notice, following the annual meeting of the shareholders. If the Board of Directors is elected by written consent without a meeting, then the newly elected Board shall meet as soon as is reasonably practicable after such consent is duly filed with the corporation, at the call of the Chairman of the Board, if any, or by the President or by at least one-third of the Directors then in office at such time and place as shall be specified by written notice thereof given to each Director either by personal delivery or by mail, telegram, facsimile transmission or cablegram at least two days before the meeting. Special meetings of the Directors may be called at any time by the Chairman of the Board of Directors or by any two Directors, on one day's written or telephonic notice to each Director, which notice shall specify the time and place of the meeting. Notice of any such meeting may be waived by an instrument in writing executed before or after the meeting. No notice of any meeting of the Board of Directors need state the purposes thereof. Directors may attend and participate in meetings either in person or by means of conference telephones or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by means of such communication equipment shall constitute presence in person at any meeting. Attendance in person at such meeting shall constitute a waiver of notice thereof.

     3.6.  Quorum.  At all meetings of the Board of Directors, the presence of a
           ------
majority of the authorized number of Directors shall be necessary and sufficient to constitute a quorum for the transaction of business. The act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law, the articles of incorporation or these By-Laws. In the absence of a quorum, a majority of the Directors present at any meeting may adjourn the meeting from time to time until a quorum is present. Notice of any adjourned meeting need only be given by announcement at the meeting at which the adjournment is taken.

     3.7.  Action in Lieu of Meeting.  Any action to be taken at a meeting of
           -------------------------
the Directors, or any action that may be taken at a meeting of the Directors, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors and any further requirements of law pertaining to such consents have been complied with.

     3.8.  Removal.  Any Director may be removed from office, with or without
           -------
cause, upon the vote of the holders of at least a majority of the shares entitled to vote at an election of directors at a shareholders' meeting with respect to which notice of such purpose is given.

     3.9.  Resignation.  Any Director may resign at any time either orally at
           -----------
any meeting of the Board of Directors or by so advising to the Chairman of the Board, if any, or the President or by giving written notice to the corporation. A Director who resigns may postpone the effectiveness of his resignation to a future date or upon the occurrence of a future event specified in a written tender of resignation. If no time of effectiveness is specified therein, a resignation shall be effective upon tender. A vacancy shall be deemed to exist at the time a resignation is tendered, and the Board of Directors or the shareholders may, then or thereafter, elect or appoint a successor to take office when the resignation becomes effective.

     3.10.  Interested Directors and Officers.  An interested Director or
            ---------------------------------
officer is one who is a party to a contract or transaction with the corporation or who is an officer or director of, or has a financial interest in, another corporation, partnership or association which is a party to a contract or transaction with the corporation. Contracts and transactions between the corporation and one or more interested Directors or officers shall not be void or voidable solely because of the involvement or vote of such interested persons as long as (i) the contract or transaction is approved in good faith by the Board of Directors or appropriate committee by the affirmative votes of a majority of disinterested Directors, even if the disinterested directors be less than a quorum, at a meeting of the Board or committee at which the material facts as to the interested person or persons and the contract or trans action are disclosed or known to the Board or committee prior to the vote; or (ii) the contract or transaction is approved in good faith by the shareholders after the material facts as to the interested person or persons and the contract or transaction have been disclosed to them; or (iii) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified by the Board, committee, or shareholders. Interested Directors may be counted in determining the presence of a quorum at a meeting of the Board or committee which authorizes the contract or transaction.

     3.11.  Compensation.  Directors may be allowed such compensation for
            ------------
attendance at regular or special meetings of the Board of Directors and of any special or standing committees thereof as may be determined from time to time by resolution of the Board of Directors.


                                  ARTICLE IV

                                  COMMITTEES

     4.1.  Executive Committee.
           -------------------

     (a) The Board of Directors may by resolution adopted by a majority of the entire Board designate an Executive Committee of three or more Directors. Each member of the Executive Committee shall hold office until the first meeting of the Board of Directors after the annual meeting of shareholders next following his election and until his successor is elected and qualified or (if earlier) until his death, resignation or removal, or until he shall cease to be a Director.

     (b) During the intervals between the meetings of the Board of Directors, the Executive Committee may exercise all the authority of the Board of Directors; provided, however, that the Executive Committee shall not have the power to amend or repeal any resolution of the Board of Directors that by its terms shall not be subject to amendment or repeal by the Executive Committee, and the Executive Committee shall not have the authority of the Board of Directors in reference to (1) amending the articles of incorporation or by-laws of the corporation; (2) adopting a plan of merger or consolidation; (3) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the corporation; or (4) a voluntary dissolution of the corporation or a revocation of any such voluntary dissolution.

     (c) The Executive Committee shall meet from time to time on call of the Chairman of the Board or the President or of any two or more members of the Executive Committee. Meetings of the Executive Committee may be held at such place or places, within or without the State of Georgia, as the Executive Committee shall determine or as may be specified or fixed in the respective notices or waivers of such meetings. The Executive Committee may fix its own rules of procedures, including provision for notice of its meetings. It shall keep a record of its proceedings and shall report these proceedings to the Board of Directors at the meeting thereof held next after they have been taken, and all such proceedings shall be subject to revision or alteration by the Board of Directors, except to the extent that action shall have been taken pursuant to or in reliance upon such proceedings prior to any such revision or alteration.

     (d) The Executive Committee shall act by majority vote of its members; provided, that contracts or transactions of and by the corporation in which officers or Directors of the corporation are interested shall require the affirmative vote of a majority of the disinterested members of the Executive Committee, at a meeting of the Executive Committee at which the material facts as to the interest and as to the contract or transaction are disclosed or known to the members of the Executive Committee prior to the vote.

     (e) Members of the Executive Committee may participate in committee proceedings by means of conference telephone or similar communications equipment by means of which all persons participating in the proceedings can hear each other, and such participation shall constitute presence in person at such proceedings.

     (f) The Board of Directors, by resolution adopted in accordance with paragraph (a) of this section, may designate one or more Directors as alternate members of the Executive Committee who may act in the place and stead of any absent member or members at any meeting of said committee.

     4.2.   Other Committees. The Board of Directors, by resolution adopted by a
            ----------------
majority of the entire Board, may designate one or more additional committees, each committee to consist of two or more of the Directors of the corporation, which shall have such name or names and shall have and may exercise such powers of the Board of Directors, except the powers denied to the Executive Committee, as may be determined from time to time by the Board of Directors. Such committees shall provide for their own rules of procedure, subject to the same restrictions thereon as provided above for the Executive Committee.

     4.3.  Removal.  The Board of Directors shall have power
           -------
at any time to remove any member of any committee, with or without cause, and to fill vacancies in and to dissolve any such committee.


                                   ARTICLE V

                                   OFFICERS

     5.1.  General Provisions.  The officers of the corporation shall be the
           ------------------
Chairman of the Board of Directors, the President, one or more Vice Presidents, the Secretary and the Treasurer and such other officers, who shall have such authority and perform such duties as may be prescribed by the Board of Directors, as may be elected by the Board of Directors or appointed as provided in these By-Laws. The Board of Directors may assign such additional titles and duties to one or more of the officers as it shall deem appropriate. Each officer shall be elected or appointed for a term of office running until the meeting of the Board of Directors following the next annual meeting of the shareholders of the corporation, or such other term as provided by resolution of the Board of Directors or the appointment to office. Each officer shall serve for the term of office for which he is elected or appointed and until his successor has been elected or appointed and has qualified or his earlier resignation, removal from office or death. Any two or more offices may be held by the same person, except the offices of President and Secretary. Any officer, agent or employee of the corporation may be removed by the Board of Directors with or without cause. Such removal without cause shall be without prejudice to such person's contract rights, if any, but the election or appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights. The compensation of officers, agents and employees elected by the Board of Directors shall be fixed by the Board of Directors, but this power may be delegated to any officer, agent or employee as to persons under his direction or control. The Board of Directors may require any officer, agent or employee to give security f or the faithful performance of his duties.

     5.2.  Chairman of the Board of Directors.  The Chairman of the Board of
           ----------------------------------
Directors (the "Chairman"), when present, shall preside at all meetings of the shareholders and the Board of Directors. The Chairman shall perform other duties commonly incident to a Chairman and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time.

     5.3.  President. The President shall preside at all meetings of the
           ---------
shareholders and all meetings of the Board of Directors, unless the Chairman has been appointed and is present. The President shall be the Chief Executive officer and Chief operating Officer of the corporation and shall, subject to the control of the board of Directors, have general supervision, direction and control of the business and officers of the corporation, including the authority
(i) to designate the powers and duties of subordinate officers of the corporation, and (ii) to recommend to the Board of Directors a salary, bonus, benefits and remuneration of all such officers. The President shall perform such other duties commonly incident to his office and to a Chief Executive Officer and shall also perform such other duties and have such other powers as the Board of Directors or the Chairman shall designate from time to time.

     5.4.  Vice Presidents.  The Vice Presidents, in the order determined by the
           ---------------
Board of Directors from time to time, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the Chairman shall designate from time to time.

     5.5.  Secretary.  The Secretary shall keep minutes of all meetings of the
           ---------
shareholders and of the Board of Directors and have charge of the minute books and seal of the corporation, and shall keep or cause to be kept the stock transfer books in the manner prescribed by law. The Secretary shall perform all other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the Chairman shall designate from time to time.

     5.6.   Chief Financial Officer and Treasurer.  The Chief Financial Officer
            -------------------------------------
shall be charged with the management of the financial affairs of the corporation, shall have the power to recommend action concerning the corporation's affairs to the Chairman, and shall perform such other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the Chairman shall designate from time to time. The Treasurer shall perform such duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors, the Chairman or the Chief Financial officer shall designate from tune to time.

     5.7.   Assistant Secretaries and Treasurers.  Assistants to the Secretary
            ------------------------------------
and Treasurer may be appointed by the Chairman or elected by the Board of Directors and shall perform such duties and have such powers as shall be delegated to them by the Chairman or the Board of Directors.

     5.8.   Delegation of Duties.  In the case of the absence of any officer of
            --------------------
the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of

Directors (or in the case of Assistant Secretaries or Assistant Treasurers only, the Chairman of the Board or the President) may confer for the time being the powers and duties, or any of them, of such officer upon any other officer (provided that the powers and duties of the President may not be conferred upon the Secretary, and vice versa), or elect or appoint any new officer to fill a vacancy created by death, resignation, retirement or termination of any officer. In such latter event such new officer shall serve until the next annual election of officers,

                                  ARTICLE VI

                                 CAPITAL STOCK

     6.1.  Share Certificates.  The interest of each shareholder shall be
           ------------------
evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered in any appropriate manner to indicate the order in which they are issued. Each certificate representing shares shall set forth such information as may be required by law and such further information as may be required by the terms of the corporation's capital stock.

     Each certificate shall be signed by the Chairman of the Board or the President and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

     6.2.  Shareholder List.  The corporation shall keep or cause to be kept a
           ----------------
record of the shareholders of the corporation which readily shows, in alphabetical order or by alphabetical index, and by classes or series of stock, if any, the names of the shareholders entitled to vote, with the address of and the number of shares held by each. To the extent required by law, said record shall be made available at all meetings of the shareholders.

     6.3.  Transfer of Shares.  Transfers of stock shall be made on the books of
           ------------------
the corporation only by the person named in the certificate, or by power of attorney lawfully constituted in writing, and upon surrender of the certificate thereof or in the case of a certificate alleged to have been lost, stolen or destroyed, upon compliance with the provisions of Section 6.8 of these By-Laws.

     6.4.  Voting.  Except as otherwise provided in the terms of any capital
           ------
stock of the corporation as set forth in the Articles of Incorporation of the corporation, the holders of the capital stock shall be entitled to one vote for each share of stock standing in their name.

     6.5.  Record Dates.  For the purpose of determining shareholders entitled
           ------------
to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the corporation's stock transfer books shall not be closed, but a record date shall be set and, upon that date, the corporation or its transfer agent shall take a record of the shareholders without actually closing the stock transfer books. Such record date shall not be more than fifty days, nor less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

     6.6.  Registered Owner.  The corporation shall be entitled to treat the
           ----------------
holder of record of any share of stock of the corporation as the person entitled to vote such share, to receive any dividend or other distribution with respect to such share, and for all other purposes and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

     6.7.  Transfer Agents and Registrars.  The Board of Directors may appoint
           ------------------------------
one or more transfer agents and one or more registrars and may require each share certificate to bear the signature or signatures of a transfer agent or a registrar or both.

     6.8.  Lost Certificates.  Any person claiming a certificate of stock to be
           -----------------
lost, stolen or destroyed shall make an affidavit or affirmation of the fact in such manner as the Board of Directors may require and shall, if the Directors so require, give the corporation a bond of indemnity in form and amount and with one or more sureties satisfactory to the Board of Directors, whereupon an appropriate new certificate may be issued in lieu of the certificate alleged to have been lost, stolen or destroyed.

     6.9.  Fractional Shares Or Scrip.  The corporation may, when and if
           --------------------------
authorized so to do by its Board of Directors, issue certificates for fractional shares or scrip in order to effect share transfers, share distributions or reclassifications, mergers, consolidations or reorganizations. Holders of fractional shares shall be entitled, in proportion to their fractional holdings, to exercise voting rights, receive dividends and participate in any of the assets of the corporation in the event of liquidation. Holders of scrip shall not, unless expressly authorized by the Board of Directors, be entitled to exercise any rights of a shareholder of the corporation, including voting rights, dividend rights or the right to participate in any assets of the corporation in the event of liquidation. In lieu of issuing fractional shares or scrip, the corporation may pay in cash the fair value of fractional interests as determined by the Board of Directors; and the Board of Directors may adopt resolutions regarding rights with respect to fractional shares or scrip as it may deem appropriate, including without limitation the right for persons entitled to receive fractional shares to sell such fractional shares or purchase such additional fractional shares as may be needed to acquire one full share, or sell such fractional shares or scrip for the account of such persons.


                                  ARTICLE VII

                                     SEAL

     The seal of the corporation shall be in such form as the Board of Directors may from time to time determine. In the event it is inconvenient to use such a seal at any time, the signature of the corporation followed by the word "Seal" enclosed in parentheses or scroll shall be deemed the seal of the corporation. The seal shall be in the custody of the Secretary and affixed by him or by his assistants on the certificates of stock and other appropriate papers.


                                 ARTICLE VIII

                               EMERGENCY POWERS

     8.1.  By-Laws.  The Board of Directors may adopt emergency by-laws, subject
           -------
to repeal or change by action of the shareholders, which shall, notwithstanding any provision of law, the articles of incorporation or these By-Laws, be operative during any emergency in the conduct of the business of the corporation resulting from an attack on the United States or on a locality in which the corporation conducts its business or customarily holds meetings of its Board of Directors or its shareholders, or during any nuclear or atomic disaster, or during the existence of any catastrophe, or other similar emergency condition, as a result of which a quorum of the Board of Directors or a standing committee thereof cannot readily be convened for action. The emergency by-laws may make any provision that may be practical and necessary for the circumstances of the emergency.

     8.2.  Lines of Succession.  The Board of Directors, either before or during
           -------------------
any such emergency, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the corporation shall for any reason be rendered incapable of discharging their duties.

     8.3.  Head Office.  The Board of Directors, either before or during any
           -----------
such emergency, may effective in the emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers to do so.

     8.4.   Period of Effectiveness.  To the extent not inconsistent with any
            -----------------------
emergency by-laws so adopted, these By-Laws shall remain in effect during any such emergency and upon its termination the emergency by-laws shall cease to be operative.

     8.5.   Notices. Unless otherwise provided in emergency by-laws, notice of
            -------
any meeting of the Board of Directors during any such emergency may be given only to such of the Directors as it may be feasible to reach at the time, and by such means as may be feasible at the time, including publication, radio or television.

     8.6.  officers as Directors Pro Tempore.  To the extent required to
           ---------------------------------
constitute a quorum at any meeting of the Board of Directors during any such emergency, the officers of the corporation who are present shall, unless otherwise provided in emergency by-laws, be deemed, in order of rank and within the same rank in order of seniority, Directors for such meeting.

     8.7.  Liability of Officers, Directors and Agents.  No officer, Director,
           -------------------------------------------
agent or employee acting in accordance with any emergency by-laws shall be liable except for willful misconduct. Without limiting or otherwise affecting any other provision of law, the articles of incorporation or these By-Laws regarding the liability of officers, Directors, employees or agents of the corporation, no officer, Director, agent or employee shall be liable for any action taken by him in good faith in such an emergency in furtherance of the ordinary business affairs of the corporation even though not authorized by the By-Laws then in effect.

                                  ARTICLE IX

                                   AMENDMENT

     These By-Laws may be amended by the affirmative vote of a majority of the Directors then holding office or by a majority vote of the shareholders, provided that the shareholders may provide by resolution that any By-Law provisions repealed, amended, adopted or altered by them may not be repealed, amended, adopted or altered by the Board of Directors, and provided further that any By-Law providing for the vote of more than a majority of the shares may not be amended or repealed by a vote less than the vote pre scribed in such provision.


                                   ARTICLE X

                                INDEMNIFICATION

     Each Director or officer of this corporation, and each person who at its request has served as an officer or director of another corporation, partnership, joint venture, trust or other enterprise shall be indemnified by this corporation against those expenses which are allowed by the laws of the State of Georgia and which are reasonably incurred in connection with any action, suit or proceeding, pending or threatened, in which such person may be involved by reason of his being or having been a Director or officer of this corporation or of such other enterprises. Such indemnification shall be made only in accordance with the laws of the State of Georgia and subject to the conditions prescribed therein. The corporation may purchase and maintain insurance on behalf of any such officers and Directors against any liabilities asserted against such persons whether or not the corporation would have the power to indemnify such officers and Directors against such liability under the laws of the State of Georgia. If any expenses or other amounts are paid by way of indemnification, other than by court order, action by shareholders or by an insurance carrier, the corporation shall provide notice of such payment to the shareholders in accordance with the provisions of the laws of the State of Georgia.

    AMENDMENTS TO AMENDED AND RESTATED BY-LAWS OF FORSTMANN & COMPANY, INC.

     On June 25, 1991, Section 6.1 of the By-Laws of the company was amended to read in its entirety as follows:


     16.1.  Share Certificates.  The interest of each shareholder shall be
            ------------------
evidenced by a certificate or certificates representing shares of the corporation which shall be in such form as the Board of Directors may from time to time adopt and shall be numbered in any appropriate manner to indicate the order in which they are issued. Each certificate representing shares shall set forth such information as may be required by law and such further information as may be required by the terms of the corporation's capital stock.

     Each certificate shall be signed by the Chairman of the Board or the President or by such Vice Presidents of the Corporation as may be designated by the Board of Directors from time to time and by the Secretary or an Assistant Secretary and may be sealed with the seal of the corporation or a facsimile thereof. If a certificate is countersigned by a transfer agent or registered by a registrar, other than the corporation itself or an employee of the corporation, the signature of any such officer of the corporation may be a facsimile. In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the corporation, such certificate or certificates may nevertheless be delivered as though the person or persons who signed such certificate or certificates or whose facsimile signatures shall have been used thereon had not ceased to be such officer or officers.

    AMENDMENTS TO AMENDED AND RESTATED BY-LAWS OF FORSTMANN & COMPANY, INC.

     On March 4, 1992, Sections 3.2 and 3.3 of the By-Laws of the Company were amended to read in their entirety as follows:

     3.2.   Number of Directors.  The Board of Directors shall consist of five
            -------------------
(5) members at least two of whom are neither officers or employees of the corporation or any of its Affiliates (the "Independent Directors"). For purposes of this Article III, Affiliate means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the corporation.

     3.3.   Election of Directors.  Directors shall be elected at each annual
            ---------------------
meeting of the shareholders and shall serve for a term of one year and until their successors are elected. Each Director shall hold office until the next succeeding annual meeting of the shareholders and until his successor has been elected and qualified, or until his earlier resignation, removal or death.

    AMENDMENTS TO AMENDED AND RESTATED BY-LAWS OF FORSTMANN & COMPANY, INC.

     On February 28, 1994, Sections 6.5 of the By-Laws of the Company was amended to read in its entirety as follows:

     6.5  Record Dates.  For the purpose of determining shareholders entitled to
          ------------
notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the corporation's stock transfer books shall not be closed, but a record date shall be set and, upon that date, the corporation or its transfer agent shall take a record of the shareholders without actually closing the stock transfer books. Such record date shall not be more than seventy days, nor less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken.

    AMENDMENTS TO AMENDED AND RESTATED BY-LAWS OF FORSTMANN & COMPANY, INC.

     On March 30, 1994, Sections 3.2 of the By-Laws of the Company was amended to read in its entirety as follows:

     3.2.  Number of Directors.  The Board of Directors shall consist of six (6)
           -------------------
members at least two of whom are neither officers nor employees of the corporation or any of its Affiliates (the "Independent Directors"). For purposes of this Article III, Affiliate means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the corporation.